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                        DELOITTE & TOUCHE LLP
                        CHARTERED ACCOUNTANTS
                        1 Place Ville-Marie           Telephone: (514) 393-7115
                        Suite 3000                    Facsimile: (514) 390-4113
                        Montreal QC H3B 4T9

November 30, 2000




RE: Sand Technology Inc.
    --------------------

Dear Sir/Madam,

We consent to the incorporation by reference in this registration statement on Form F-3 of our reports dated September 8, 2000 on the consolidated financial statements of Sand Technology Inc. (formerly Sand Technology systems International Inc.) for the fiscal year ended July 31, 2000, and to all references to our Firm included in this registration statement.

Deloitte & Touche LLP
Chartered Accountants